Exhibit 10.18

[Kodiak Letterhead]

[Date]

Re: Participation Agreement – Kodiak Gas Services, Inc. Executive Severance Plan

Dear [First Name]:

We are pleased to inform you that you have been designated as eligible to participate in the Kodiak Gas Services, Inc. Executive Severance Plan (as it may be amended from time to time, the “Plan”), as a Tier [1][2][3] Executive. Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Sections 7 and 8 of the Plan, which create certain restrictions with respect to confidentiality, non-competition, non-solicitation, ownership of intellectual property (subject to any Prior Inventions listed on Annex B attached hereto), non-disparagement and post-termination cooperation. You agree that the covenants within Sections 7 and 8 of the Plan are reasonable in all respects.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance benefit policies, plans, agreements and arrangements of the Company or any other member of the Company Group (and supersedes all prior oral or written communications by the Company or any of other member of the Company Group with respect to severance benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect, solely with respect to your severance entitlements set forth therein.

You further acknowledge and agree that (a) you have fully read, understand and voluntarily enter into this Participation Agreement and (b) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [•] at [•] no later than [•].

[Signature Page Follows]

Sincerely,

KODIAK GAS SERVICES, INC.

By:
Name:
Title:

AGREED AND ACCEPTED

this day of , 20 by:

[Name]

SIGNATURE PAGE TO

PARTICIPATION AGREEMENT

ANNEX A

KODIAK GAS SERVICES, INC.

EXECUTIVE SEVERANCE PLAN

[See attached.]

ANNEX B

PRIOR INVENTIONS

1. The following is a complete list of all Prior Inventions relevant to the subject matter of the Eligible Executive’s employment by the Company that have been made or conceived or first reduced to practice by the Eligible Executive alone or jointly with others prior to the Eligible Executive’s employment with or affiliation with the Company or any other member of the Company Group:

Check appropriate space(s):

☐	None.

☐	See below:

☐	Due to confidentiality agreements with a prior employer, the Eligible Executive cannot disclose certain Prior Inventions that would otherwise be included on the above-described list.

☐	Additional sheets attached.

2. The Eligible Executive proposes to bring to the Eligible Executive’s employment the following devices, materials, and documents of a former employer or other person to whom the Eligible Executive has an obligation of confidentiality that is not generally available to the public, which materials and documents may be used in the Eligible Executive’s employment pursuant to the express written authorization of the Eligible Executive’s former employer or such other person (a copy of which is attached to this Agreement):

Check appropriate space(s):

☐	None.

☐	See below.

☐	Additional sheets attached.